   As filed with the Securities and Exchange Commission on September 30, 2002

                                               Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8

                              --------------------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                   NTELOS INC.
             (Exact name of Registrant as specified in its Charter)

               Virginia                               54-1443350
   (State or other jurisdiction of       (I.R.S. Employer Identification Number)
    incorporation or organization)

                           401 Spring Lane, Suite 300
                                  P.O. Box 1990
                           Waynesboro, Virginia 22980
           (Address of principal executive office, including zip code)

                                   NTELOS INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             ----------------------

                              Michael B. Moneymaker
                                   NTELOS Inc.
                           401 Spring Lane, Suite 300
                                  P.O. Box 1990
                           Waynesboro, Virginia 22980
                                 (540) 946-3500
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                 With copies to:

                              David M. Carter, Esq.
                                Hunton & Williams
                        Bank of America Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216
                                 (404) 888-4000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed maximum    Proposed maximum
      Title of securities         Amount to be       offering price         aggregate            Amount of
       to be registered            registered         per share/(1)/     offering price      registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value       540,000 shares          $0.22              $118,800              $10.93
per share, and associated
rights to purchase Series A
Junior Participating
Preferred Stock/(2)/
================================================================================================================

     (1) Calculated pursuant to Rule 457(c) on the basis of $0.22 per share, which was the average of the high and low prices of the common stock as quoted on the Nasdaq National Market on September 25, 2002.

     (2) Each share of common stock being registered hereunder also includes an associated right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock. The value attributed to those rights, if any, is reflected in the market price of the common stock. Prior to the occurrence of certain events, none of which has occurred as of this date, the rights will not be exercisable or evidenced separately from the common stock and, therefore, do not necessitate a separate filing.

================================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by NTELOS Inc. (the "Company") with the Commission are incorporated herein by reference and made a part hereof:

  1. The description of the Company's Common Stock, without par value, contained in the Registration Statement on Form 8-B filed on April 6, 1988.

  2. The description of the Company's Rights Agreement, contained in the Registration Statement on Form 8-A (Registration No. 000-16751) filed on February 29, 2000, as amended in the Registration Statement on Form 8-A/A (Registration No. 001-15717) filed on August 10, 2000.

  3. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001.

  4. The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

  5. The Current Report of the Company on Form 8-K filed on March 7, 2002.

  6. The Definitive Proxy Statement of the Company dated April 16, 2002, in connection with the Annual Meeting of Shareholders held on May 21, 2002.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act permits, and the Company's Bylaws require, indemnification of the Company's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The registrant's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.


Exhibit No.   Description
-----------   -----------

    4.1 NTELOS Inc. Amended and Restated Employee Stock Purchase Plan, as amended September 27, 2002 (filed herewith).

    5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2       Consent of Ernst & Young LLP (filed herewith).

   23.3       Consent of McGladrey & Pullen, LLP (filed herewith).

   24.1       Power of Attorney (included on signature page).

Item 9. Undertakings.

      (a)     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or

15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, Commonwealth of Virginia on September 30, 2002.

                                         NTELOS Inc.
                                         (Registrant)


                                         By: /s/ James S. Quarforth
                                             ----------------------------------
                                             James S. Quarforth
                                             Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of NTELOS Inc. whose signature appears below hereby appoints James S. Quarforth and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable NTELOS Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                             Title                                              Date
---------                             -----                                              ----
/s/ James S. Quarforth                Chief Executive Officer                            September 30, 2002
-----------------------------
James S. Quarforth                    (Principal Executive Officer)

/s/ Michael B. Moneymaker             Senior Vice President, Chief Financial             September 30, 2002
-----------------------------
Michael B. Moneymaker                 Officer, Treasurer and Secretary
                                      (Principal Financial and Accounting Officer)

/s/ Anthony J. de Nicola              Director                                           September 30, 2002
-----------------------------
Anthony J. de Nicola

/s/  William W. Gibbs, V              Director                                           September 30, 2002
-----------------------------
William W. Gibbs, V

/s/ A. William Hamill                 Director                                           September 30, 2002
-----------------------------
A. William Hamill

/s/ J. Allen Layman                   Director                                           September 30, 2002
-----------------------------
J. Allen Layman

_____________________________         Director
John B. Mitchell

/s/ John N. Neff                      Director                                           September 30, 2002
-----------------------------
John N. Neff

/s/ Carl A. Rosberg                   Director                                           September 30, 2002
-----------------------------
Carl A. Rosberg

/s/ John B. Williamson, III           Director                                           September 30, 2002
----------------------------
John B. Williamson, III

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    4.1 NTELOS Inc. Amended and Restated Employee Stock Purchase Plan, as amended September 27, 2002 (filed herewith).

    5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2           Consent of Ernst & Young LLP (filed herewith).

   23.3           Consent of McGladrey & Pullen, LLP (filed herewith).

   24.1           Power of Attorney (included on signature page).